MTB GROUP OF FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

Each of the undersigned as officers of MTB Group of Funds (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints the Secretaries and Assistant Secretaries of the Trust, and each of them with power to act without the others, his attorney-in-fact, with full power of substitution and resubstitution, to sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust as it relates to the reorganization of the MTB Multi Cap Growth Fund, a series of the Trust, with and into the MTB Mid Cap Growth Fund, a series of the Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

The undersigned officers hereby execute this Power of Attorney as of the 18th day of September, 2009.

/s/ Richard Berthy
Richard Berthy, Chief Executive Officer

/s/ Timothy L. Brenner
Timothy L. Brenner, President

/s/ Guy Nordahl
Guy Nordahl, Chief Financial Officer and Treasurer

MTB GROUP OF FUNDS

(a Delaware statutory trust)

POWER OF ATTORNEY

Each of the undersigned as trustees of MTB Group of Funds (the “Trust”), a Delaware statutory trust, hereby constitutes and appoints the Secretaries and Assistant Secretaries of the Trust, and each of them with power to act without the others, his or her attorney-in-fact, with full power of substitution and resubstitution, to sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of the Trust as it relates to the reorganization of the MTB Multi Cap Growth Fund, a series of the Trust, with and into the MTB Mid Cap Growth Fund, a series of the Trust, and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and each of them shall have full power and authority to do and perform in the name and on behalf of the undersigned in any and all capacities, all and every act and thing requisite or necessary to be done, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof. This instrument may be executed in one or more counterparts.

The undersigned trustees hereby execute this Power of Attorney as of the 9th day of September, 2009.

/s/ Kenneth G. Thompson	/s/ Daniel R. Gernatt, Jr.
Kenneth G. Thompson, Trustee	Daniel R. Gernatt, Jr., Trustee

/s/ Jeffrey Durkee	/s/ William H. Cowie, Jr.
Jeffrey Durkee, Trustee	William H. Cowie, Jr., Trustee

/s/ Joseph J. Castiglia	/s/ Richard B. Seidel
Joseph J. Castiglia, Trustee	Richard B. Seidel, Trustee

/s/ John S. Cramer	/s/ Marguerite D. Hambleton
John S. Cramer, Trustee	Marguerite D. Hambleton, Trustee